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                                                   Exhibit 21

                 SUBSIDIARIES OF H&R BLOCK, INC.

     The following is a list of the direct and indirect subsidiaries of H&R Block, Inc., a Missouri corporation. All active subsidiaries do business under their corporate names listed below or close derivatives thereof:

                                             Jurisdiction in
                 Name                        which organized
- ----------------------------------------     ---------------
H&R Block Group, Inc....................     Delaware (1)
Block Investment Corporation............     Delaware (1)
HRB Management, Inc.....................     Missouri (2)
H&R Block Tax Services, Inc.............     Missouri (2)
H&R Block Eastern Tax Services, Inc.....     Missouri (3)
H&R Block of Dallas, Inc................     Texas (3)
HRB Partners, Inc.......................     Delaware (4)
H&R Block and Associates, L.P...........     Delaware (5)
HRB Royalty, Inc........................     Delaware (3)
BWA Advertising, Inc....................     Missouri (3)
H&R Block Canada, Inc...................     Canada (3)
H&R Block (Nova Scotia), Incorporated...     Nova Scotia (6)
H&R Block (Guam), Inc...................     Guam (3)
H&R Block Limited.......................     New South Wales (7)
H&R Block The Income Tax People Limited.     New Zealand (3)
Companion Insurance, Ltd................     Bermuda (3)
Block Financial Corporation.............     Delaware (2)
Franchise Partner, Inc..................     Nevada (8)
Block Financial Services Company........     Utah (8)
Chach Key Corporation...................     Utah (8)
Legal Knowledge Systems, Inc............     Pennsylvania (8)
Block Financial Executive Services
  Corporation...........................     Colorado (8)
MECA Sub - LFOD, Ltd....................     New Hampshire (8)
BFC Investment, Inc.....................     Delaware (2)
CompuServe Incorporated.................     Ohio (2)
CompuPlex Incorporated..................     Ohio (9)
CompuServe Systems Integration
  Group Southwest, Inc..................     Texas (9)
CompuServe Canada Limited...............     Canada (9)
CompuServe Consulting Services
  (UK) Limited..........................     United Kingdom (9)
CompuServe Information Services
  (UK) Limited..........................     United Kingdom (9)
CompuServe Information Services GMBH....     Germany (9)
CompuServe Information Services AG......     Switzerland (9)
CompuServe Information Systems SARL.....     France (9)
CompuServe AB...........................     Sweden (9)
CompuServe Information Services, B.V....     The Netherlands (9)
CompuServe International Pty, Ltd.......     Australia (9)
Spry, Inc...............................     Washington (2)
Spry Soft, Inc..........................     Washington (10)
Free Range Media, Inc...................     Washington (11)
Access Technology, Inc..................     Massachusetts (12)
PM Industries, Inc......................     Kansas (12)
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Notes to Subsidiaries of H&R Block, Inc.:

(1)  Wholly-owned subsidiary of H&R Block, Inc.
(2)  Wholly-owned subsidiary of H&R Block Group, Inc.
(3)  Wholly-owned subsidiary of H&R Block Tax Services, Inc.
(4)  Wholly-owned subsidiary of H&R Block of Dallas, Inc.
(5) Limited partnership in which H&R Block Tax Services, Inc. is a 1% general partner and HRB Partners, Inc. is a 99% limited partner.
(6)  Wholly-owned subsidiary of H&R Block Canada, Inc.
(7)  Wholly-owned subsidiary of HRB Royalty, Inc.
(8)  Wholly-owned subsidiary of Block Financial Corporation.
(9)  Wholly-owned subsidiary of CompuServe Incorporated.
(10) Wholly-owned subsidiary of Spry, Inc.
(11) 50%-owned subsidiary of Spry, Inc.
(12) Wholly-owned subsidiary of HRB Management, Inc.